EXHIBIT 99.4(A)

                                SPECIMEN CONTRACT

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Logo -- Phoenix Home Life
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Phoenix Home Life                   Phoenix Home Life
Mutual Insurance Company            Mutual Insurance Company
Main Administrative Office          Statutory Home Office
One American Row                    99 Troy Street
P.O. Box 5056                       East Greenbush, NY  12061
Hartford, Connecticut 06102-5056

Primary Annuitant:                                             :Age and Sex
Contract Number:                                               :Contract Date
   Initial Premium:                                            :Maturity Date
Dear Contract Owner:

Thank you for purchasing this annuity contract from Phoenix Home Life Mutual Insurance Company.

One of our corporate objectives is to ensure that you receive the benefits to which you are entitled. We agree to pay the benefits of this contract in accordance with its provisions.

IT IS IMPORTANT TO US THAT YOU ARE SATISFIED WITH YOUR CONTRACT AND THAT IT MEETS YOUR FINANCIAL GOALS. IF FOR ANY REASON YOU ARE NOT SATISFIED WITH THIS CONTRACT, YOU MAY RETURN IT WITHIN 10 DAYS AFTER WE DELIVER IT TO YOU FOR A REFUND THE CONTRACT VALUE PLUS ANY CHARGES MADE UNDER THIS CONTRACT. IT MAY BE RETURNED TO EITHER THE AGENT THROUGH WHOM IT WAS PURCHASED OR TO US AT THE FOLLOWING ADDRESS:

          Phoenix Home Life Mutual Insurance Company
          Variable Products Operations
          101 Munson Street
          P.O. Box 942
          Greenfield, MA 01302-0942

THE CONTRACT VALUE WILL BE DETERMINED AS OF THE NEAREST VALUATION DATE FOLLOWING RECEIPT OF THE RETURNED CONTRACT AT OUR VARIABLE PRODUCTS OPERATIONS.

This contract provides for the payment of a 10-year period certain variable monthly life annuity. Other options are available and may be elected prior to the Maturity Date. The Contract Value will depend on the rate of interest credited to the Guaranteed Interest Account and the investment experience of the Sub-accounts. The annuity payments will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Sub-accounts during the annuity payout period, and for variable payout options the amount of annuity income will vary with the investment experience of the sub-accounts within the Separate Account.

Signed for Phoenix Home Life Mutual Insurance Company at its Main Administrative
Office: One American Row, Hartford, Connecticut 06115.

                              Sincerely Yours,





           /s/ Dona D. Young                       /s/ Robert W. Fiondella
              Secretary                            Chief Executive Officer
                               Registrar
             FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY
ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE
PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, AND PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW VARIABLE INCOME PAYMENTS ARE DETERMINED.

D602                                                          Non-Participating
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                                  SCHEDULE PAGE




Primary Annuitant:  John Doe                            35 Male :Age and Sex

Contract Number:    000000001                  November 1, 1996 :Contract Date

Initial Premium:    $10,000.00                 November 1, 2031 :Maturity Date

Contingent Annuitant:  None

Owner:  John Doe

Beneficiaries:  As Stated in the Application or as Later Changed.

Subsequent Premiums:  Flexible

Payment Intervals:  Flexible

If the net annual rate of investment return is at least 4 1/2%, then the dollar amount of variable annuity payments will not decrease.

                                SUB-ACCOUNT FEES

Mortality and Expense Risk Fee on Contract Date: .00342% (Based on an Annual Rate of 1.25%)

Daily Administrative Fee:  00034% (Based on an Annual Rate of .125%)

Premium Tax: 0.000% of Each Premium Paid.

Annual Administrative Fee: $35. Any portion of the Annual Administrative Charge against the Guaranteed Interest Account cannot exceed $30.

Transfer Charge: None

Contingent Deferred Sales Charge: See Part 5 for a Description of How this
                                  Charge Is Determined.

                         SUB-ACCOUNT ALLOCATION SCHEDULE



Growth Sub-Account #122                          100.00%


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                           SCHEDULE PAGE (CONTINUED)

Annuitant: John Doe                                  000000001 :Contract Number

                          SEPARATE ACCOUNT SUB-ACCOUNTS

                    FUND: THE PHOENIX EDGE SERIES FUND

MONEY MARKET        The investment objective of the Money Market Sub-Account is to provide maximum current income consistent with Capital preservation and liquidity.

GROWTH The investment objective of the Growth Sub-Account is to achieve intermediate and long-term growth of capital, with income as a secondary consideration.

MULTI-SECTOR        The primary investment objective of the Multi-Sector
                    Sub-Account is to seek high current income. Capital growth is a secondary objective which will also be considered when consistent with the objective of high current income.

STRATEGIC           The investment objective of the Strategic Allocation
ALLOCATION          Sub-Account is to realize as high a level of total rate of return over an extended period of time as is considered consistent with prudent investment risk.

INTERNATIONAL       The investment objective of the International Sub-Account
                    is to seek a high total return consistent with reasonable risk. The International Sub-account intends to invest primarily in an internationally diversified portfolio of equity securities. The International Portfolio provides a means for investors to invest a portion of their assets outside the United States.

BALANCED The investment objective of the Balanced Sub-Account is to seek reasonable income, long-term capital growth and conservation of capital. The Balanced Sub-account intends to invest based on combined considerations of risk, income, capital enhancement and protection of capital value.

REAL ESTATE         The investment objective of the Real Estate Securities
SECURITIES          Sub-Account is to seek capital appreciation and income with approximately equal emphasis. It intends under normal circumstances to invest in marketable securities of publicly traded real estate investment trusts (REITs) and companies that operate, develop, manage and/or invest in real estate located primarily in the United States.

STRATEGIC THEME     The investment objective of the Strategic Theme Sub-Account is to seek long-term appreciation of capital by identifing securities benefiting from long-term trends present in the United States and abroad. The Strategic Theme Sub-Account intends to invest primarily in common stocks believed to have substantial potential for capital growth.

ABERDEEN NEW        The investment objective of the Asia Sub-account is to
ASIA                seek long-term capital appreciation. The Asia Sub-account
                    will invest primarily in a diversified portfolio of equity securities of issuers organized and principally operating in Asia, excluding Japan.


                    FUND: WANGER ADVISORS TRUST

WANGER U.S.         The investment objective of the Wanger U.S. Small Cap
SMALL CAP           Sub-Account is to provide long-term growth. The Wanger U.S.
                    Small Cap Sub-Account will invest primarily in a series that invests in securities of U.S. companies with a total common stock market cap of less than $1 billion.

WANGER              The investment objective of the Wanger International Small
INTERNATIONAL       Cap Sub-Account is to provide long-term growth. The Wanger
SMALL CAP           International Small Cap Sub-Account will invest primarily
                    in a series that invests in securities of non-U.S. companies with a total stock market cap of less than $1 billion.

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                           SCHEDULE PAGE (CONTINUED)

Annuitant: John Doe                                  000000001 :Contract Number


WANGER INTERNATIONAL   The investment objective of the Wanger International
SMALL CAP              Small Cap Sub-Account is to provide long-term growth.
                       The Wanger International Small Cap Sub-Account will invest in a series that invests primarily in securities of non-U.S. companies with capitalization of less than $1 billion.


                       GENERAL ACCOUNT SUB-ACCOUNTS

GUARANTEED             The Guaranteed Interest Account is not part of the
INTEREST ACCOUNT       Separate Account. We reserve the right to limit
                       cumulative deposits made to the Guaranteed Interest
                       Account during any one-week period to no more than $250,000. It is accounted for as part of our General
                       Account. We will credit interest daily on any amounts held under the Guaranteed Interest Account at such rates as we shall determine but in no event will the effective annual rate of interest be less than 4%. On the last working day of each calendar week we will set the interest rate that will apply to any deposit made to the Guaranteed Interest Account during the following calendar week. That rate will remain in effect for such deposits, or their resulting adjusted deposits, for an initial guaranteed period of one full year. Upon expiry of the initial one-year guarantee period, and for any deposits or adjusted deposits whose guarantee has just ended shall be the same rate that applies to new deposits made during the calendar week in which the guarantee period expired.
                       Such rate shall likewise remain in effect for such Adjusted Deposits for a subsequent guarantee period of one full year.

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                                CONTRACT SUMMARY

ABOUT THIS      This summary briefly highlights some of the major contract
SUMMARY         provisions. Since this is only a summary, the detailed
                provisions of the contract will control. See those provisions for full information and any limits or restrictions that apply. A Table of Contents is provided to help you find specific provisions. Your contract is a legal contract between you and us. You should, therefore, READ YOUR CONTRACT CAREFULLY.

                Check the Schedule Page of this contract to make sure it reflects the premium payment allocation requested. Please call your agent or us any time you have questions about your contract.

 THE TYPE OF    This contract provides for payment of a 10-year period certain
 CONTRACT       variable monthly life annuity based on the value accumulated prior to the Maturity Date. The amount of each annuity payment will be based on the Contract Value on the Maturity Date, the annuity purchase rates stated herein, and the investment experience of the Sub-accounts during the annuity payout period. Other Annuity Payment Options are available.

PREMIUM         The values that accumulate under this contract prior to the
PAYMENTS        Maturity Date are based on the premium payments made, the rates
ALLOCATED TO    of interest credited on any premium payments allocated to the
SUB-ACCOUNTS    Guaranteed Interest Account, and the investment experience of the Sub-accounts within the Separate Account on any premium payments allocated to the Sub-accounts. Except for the Guaranteed Interest Account which is part of our General
                Account, the Sub-accounts are part of Phoenix Home Life Mutual
                Insurance Company's Variable Accumulation Separate Account (VA
                Account) and have differing investment objectives as shown on the Schedule Page. We have the right to add additional
                Sub-accounts of the Separate Account subject to approval by the Securities and Exchange Commission and, where required, the insurance supervisory official of the state where this contract is delivered. Subject to the terms of this contract, you may transfer the Contract's Value between and among the various
                Sub-accounts and Guaranteed Interest Account.

                The VA Account is a Separate Account established by our company under New York Law and is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, realized and unrealized, of the VA Account are credited to or charged against the amounts placed in the VA Account without reference to other income, gains and losses of our General Account The assets of the VA Account are owned solely by us and we are not a trustee with respect to such assets. These assets are not chargeable with liabilities arising out of any other business that we may conduct.

                We use the assets of the VA Account to buy shares of the Fund(s) identified on the Schedule Page of this contract according to your most recent allocation instruction on file with us at our Variable Products Operations. The Fund(s) are registered under the 1940 Act as an open-end, diversified management investment company. The Fund(s) have separate Series that correspond to the Sub-accounts of the VA Account. Assets of each Sub-account are invested in shares of the corresponding Fund Series.

D602                                                           Contract Summary
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                This contract also contains a Guaranteed Interest Account to which premium payments may be allocated. The Guaranteed Interest Account is not part of the Separate Account. It is accounted for as part of our General Account. We will credit interest on the amount in the Guaranteed Interest Account at such rate(s) as provided under the terms of this contract. We reserve the right to add other Guaranteed Interest Accounts subject to approval (as required by some states) by the insurance supervisory official of state where this contract is delivered.

WITHDRAWAL      Subject to the terms of this contract, the Contract Value, less
PRIVILEGE       any applicable contingent deferred sales charge, may be
                withdrawn in whole or in part on or before the Maturity Date.
                After the Maturity Date, you may only withdraw from the remaining value under Variable Payment Options K or L, less any applicable contingent deferred sales charge.

OTHER BENEFITS  This contract provides for the payment of death proceeds in the event of the death of either the Owner or the Annuitant prior to the Maturity Date. The amount of the death proceeds will depend upon whether it is the Owner or the Annuitant whose death has occurred. The amount of the death proceeds is determined as described in Part 9 of this Contract.


D602                                                           Contract Summary
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                               Table of Contents

Part                                                                       Page
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1.  DEFINITIONS............................................................  1

2.  ABOUT THE CONTRACT.....................................................  3
    Effective Date ........................................................  3
    Contract and Application ..............................................  3
    Proof of Age and Survival .............................................  3
    Misstatement of Age or Sex ............................................  3
    Assignments ...........................................................  4
    Statement of Account ..................................................  4

3.  THE OWNER .............................................................  4
    Who is the Owner ......................................................  4
    What are the Rights of the Owner ......................................  4
    How to Change the Owner ...............................................  5
    Designation of Contingent Annuitant ...................................  5

4.  PREMIUM PAYMENTS & ALLOCATIONS TO SUB-ACCOUNTS ........................  5
    Premium Payment Amounts ...............................................  5
    Premium Payment Allocation ............................................  5
    Accumulation Units ....................................................  5
    Additional Sub-Accounts ...............................................  6
    Deferred Premium Tax ..................................................  6

5.  TRANSFERS, WITHDRAWALS AND LAPSE ......................................  6
    Transfers among Sub-Accounts and the Guaranteed Interest Account ......  6
    Withdrawals and Full Surrender ........................................  6
    Lapse .................................................................  7
    Rules and Limitations .................................................  7
    Deferral of Payment ...................................................  7

6.  EXPENSE CHARGES .......................................................  8
    Premium Tax ...........................................................  8
    Surrender Charge ......................................................  8
    Transfer Charge .......................................................  8
    Annual Administrative Charge ..........................................  8
    Mortality and Expense Risk Fee ........................................  9
    Daily Administrative Fee ..............................................  9

7.  DETERMINING THE CONTRACT AND ACCUMULATION UNIT VALUES .................  9
    Crediting of Sub-Account Units and Premiums ...........................  9
    Determination of Contract Value .......................................  9
    Valuation of Sub-Accounts .............................................  9

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Part                                                                       Page
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8.  ANNUITY BENEFITS ......................................................  9
    Maturity Date Guaranteed Rates ........................................ 10

9.  DEATH BENEFITS ........................................................ 10
    Death Proceeds ........................................................ 10
    Death Before Maturity Date ............................................ 11
    Distribution at Death Requirements .................................... 12
    Death on or After Maturity Date ....................................... 12
    The Beneficiary ....................................................... 12
    Rights of the Beneficiary ............................................. 13
    How to Change the Beneficiary ......................................... 13

10. PAYMENT OPTIONS ....................................................... 13
    Calculation of Fixed Annuity Payments ................................. 13
    Calculation of Variable Annuity Payments .............................. 14
    Option A - Life Annuity with Specified Period Certain ................. 14
    Option B - Non-Refund Life Annuity .................................... 14
    Option D - Joint and Survivorship Life Annuity ........................ 14
    Option E - Installment Refund Life Annuity ............................ 14
    Option F - Joint and Survivorship Life Annuity with Specified
               Period Certain ............................................. 14
    Option G - Payments for a Specified Period ............................ 15
    Option H - Payments of a Specified Amount ............................. 15
    Option I - Variable Life Annuity with 10-Year Period Certain .......... 15
    Option J - Joint Survivorship Variable Life Annuity with
               10-Year Period Certain ..................................... 15
    Option K - Variable Annuity for Specified Period ...................... 15
    Option L - Variable Life Expectancy Annuity ........................... 15
    Option M - Unit Refund Variable Life Annuity .......................... 15
    Option N - Variable Non-Refund Life Annuity ........................... 16
    Other Options ......................................................... 16

11. TABLE OF PAYMENT OPTION AMOUNTS ....................................... 16
    Options A & E - Life Annuity with Specified Period Certain,
                    Installment Refund Life Annuity ....................... 16
    Option B - Non-Refund Life Annuity..................................... 16
    Option D - Joint and Survivorship Life Annuity ........................ 17
    Option F - Joint and Survivorship Life Annuity with 10-Year
               Period Certain ............................................. 17
    Option G - Payments for a Specified Period ............................ 17
    Option I - Variable Payment Life Annuity with 10-Year Period Certain .. 18 Option J - Joint Survivorship Variable Payment Life Annuity with
               10-Year Period Certain ..................................... 18
    Option K - Variable Payment Annuity for a Specified Period ............ 18
    Option M - Variable Payment Life Annuity with Unit Refund ............. 19
    Option N - Variable Payment Life Annuity .............................. 19

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               PART 1: DEFINITIONS

YOU (YOUR)     The Owner of this contract.

WE (OUR, US)   Phoenix Home Life Mutual Insurance Company

ACCUMULATION   A standard of measurement as described in Part 4, used to
UNIT           determine the value of a Contract and its interest in the
               Sub-accounts prior to the Maturity Date and for amounts held under Payment Option L.

ACCUMULATION   On the first Valuation Date selected by us, we set all
UNIT VALUE     Accumulation Unit Values of each Sub-account of the Separate
               Account at 1.000000. The Accumulation Unit Value on any subsequent Valuation Date is determined by multiplying the Accumulation Unit Value of the Sub-account on the immediately preceding Valuation Date by the Net Investment Factor for that Sub-account for the Valuation Period just ended.

ADJUSTED       Any premium to the Guaranteed Interest Account, as adjusted to
PREMIUM        include any interest credited on and any contract charges or withdrawals deducted from such premium payment.

ANNUITANT      On or prior to the Maturity Date, the term "Annuitant" as used in this contract refers to the Primary Annuitant as shown on the Schedule Page, while such Primary Annuitant is living, and then the Contingent Annuitant, if any, as designated on the written application for this contract or as later changed by you in writing, provided such Contingent Annuitant is living at the death of the Primary Annuitant. After the Maturity Date, the term "Annuitant" shall mean the Annuitant under this contract determined as of the Maturity Date.

ANNUITANT'S    The beneficiary entitled to receive payment of any amounts
BENEFICIARY    payable under this contract upon death of the Annuitant.

ANNUITY        A contract promising a periodic series of payments.

ANNUITY UNIT   A standard of measurement used to determine the amount of each variable income payment made under the Variable Payment Options
               I, J, K, M and N. The number of Annuity Units in each
               Sub-account with assets under the chosen option is equal to the portion of the first payment provided by that Sub-account divided by the Annuity Unit Value for that Sub-account on the first Payment Calculation Date.

ANNUITY        On the first Valuation Date selected by us, we set all Annuity
UNIT VALUE     Unit Values in each Sub-account of the Separate Account at
               $1.000000. The Annuity Unit Value on any subsequent Valuation
               Date is equal to the Annuity Unit Value of the Sub-account on the immediately preceding Valuation Date multiplied by the Net
               Investment Factor for that Sub-account for the Valuation Period divided by 1.000000 plus the rate of interest for the number of days in the Valuation Period based on the Assumed Investment
               Rate.

ASSIGNS Any person to whom you assign an interest in this contract if we have notice of the assignment in accordance with the provisions stated in Part 2.

ASSUMED        The Assumed Investment Rate is 4.5% per year. We use this rate
INVESTMENT     to determine the first payment under Variable Payment Annuity
RATE           Options I, J, K, M and N. Future payment amounts under these options will depend on the relationship between the Assumed
               Investment Rate and the actual investment performance of each Sub-account as reflected in the Sub-account's Annuity Unit Value.

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               The Assumed Investment Rate is the annual investment return that will need to be earned by each Sub-account of the Separate Account for there to be no reduction in the amount of the monthly payments under these options.

CONTRACT       The same date each year as the Contract Date.
ANNIVERSARY

CONTRACT DATE  The Contract Date shown on the Schedule Page. It is the date from which contract years and anniversaries are measured.

CONTRACT       The sum of the values under a Contract of all Accumulation
VALUE          Units held in the Sub-accounts of the separate account and the value held in the Guaranteed Interest Account.

CONTRACT YEAR  The first contract year is the one-year period from the Contract
               Date. Following Contract Years run from one Contract Anniversary to the next.

FIXED PAYMENT  An annuity providing payments which do not vary in amount after
ANNUITY        the first payment is made.

MATURITY DATE  The Maturity Date shown on the Schedule Page or such changed
               Maturity Date as may result from death of the Primary Annuitant while a Contingent Annuitant is living or as we may later agree in writing. The Maturity Date may not be earlier than the fifth Contract Anniversary, or later than the Contract Anniversary nearest the Annuitant's 95th birthday unless we agree otherwise. If a Contingent Annuitant becomes the Annuitant as the result of death of the Primary Annuitant prior to the Maturity Date, unless you and we agree otherwise, the Maturity Date will change to the Contract Anniversary nearest the Contingent Annuitant's 95th birthday.

NET INVESTMENT The Net Investment Factor for each Sub-Account of the Separate
FACTOR Account is determined by the investment performance of the assets underlying the Sub-account for the Valuation Period just ended. The Net Investment Factor is equal to 1.000000 plus the applicable net investment rate for the Valuation Period. The net investment rate is determined by:

               a. taking the sum of the accrued net investment income and capital gains and losses, realized or unrealized, of the Sub-account for the Valuation Period; and

               b. dividing the result of (a) by the Sub-account's share of the Contract Value at the beginning of the Valuation Period; and

               c. for each calendar day in the Valuation Period subtracting from the result of (a) divided by (b), an amount equal to the mortality and expense risk fee plus the daily administrative fee and any daily tax fee.

OWNER/         An individual who is both Owner and Annuitant under the contract.
ANNUITANT

OWNER'S        The beneficiary entitled to receive payment of any amounts
BENEFICIARY    payable under this contract upon death of the Owner.

PAYMENT        The date we calculate annuity payments under a Variable Payment
CALCULATION    Annuity Option. The first Payment Calculation Date is the
DATE           Valuation Date on or next following the Settlement Date unless we agree otherwise.

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               After the first Payment Calculation Date, we will calculate payments on the same date each month. We use the next following Valuation Date if such date is not a Valuation Date.

               After the first Payment Calculation Date, you may not change the Payment Option you elected.

PREMIUM        The Valuation Date on which a premium payment is received at our
PAYMENT DATE   Variable Products Operations unless it is received after the close of the New York Stock Exchange, in which case it will be the next Valuation Date.

SETTLEMENT     The date contract proceeds are applied under a payment annuity
DATE           option. Unless we agree otherwise, for death benefits, the
               Settlement Date is the date that we receive a certified copy of the Annuitant's certificate of death; for proceeds payable on the Maturity Date, it is the Maturity Date; and for proceeds payable upon a surrender, it is the effective date of the surrender.

SUB-ACCOUNTS   The accounts within our Separate Account to which assets under the contract may be allocated.

SURRENDER      Contract Value less any applicable contingent deferred sales
VALUE          charge.

VALUATION      Every day the New York Stock Exchange is open for trading and
DATE           PHL Variable Insurance Company is open for business.

VALUATION      The period in days beginning with the day following the last
PERIOD         Valuation Date and ending on the next succeeding Valuation Date.

VARIABLE       An annuity where each payment will vary with the investment
PAYMENT        experience of the Sub-accounts within the separate account.
ANNUITY

VPO Our Variable Products Operations division. The address is shown on the cover page of this contract.

WRITTEN        A request in writing in a form satisfactory to us received by
REQUEST (AND   us at VPO.
WRITTEN NOTICE)


               PART 2: ABOUT THIS CONTRACT

THE EFFECTIVE  This contract will begin in effect on the Contract Date provided
DATE           the initial premium due is paid while the Annuitant is alive.

THE CONTRACT   This contract and the written application, a copy of which is
AND            attached to and made a part of this contract is the entire
APPLICATION    contract between you and us. Any change in terms of this
               contract, to be in effect, must be signed by one of our executive officers and countersigned by our Registrar or one of our executive officers. This contract is issued at our Main
               Administrative Office in Hartford, Connecticut. Any benefits payable under this contract are payable at VPO.

REQUIRED       We may require proof of the Annuitant's age before any annuity
PROOF OF AGE   payments will begin. We also have the right to require proof of
AND SURVIVAL   the identity, age and survival of any person entitled to any payment under this contract or upon whose life any payments depend.

ADJUSTMENT FOR If the age or sex of the Annuitant has been misstated, any
MISSTATEMENT   benefits payable will be adjusted to the amount that the
OF AGE OR SEX  Contract Value would have purchased based on the Annuitant's correct age and sex. Any over payment(s) and under payment(s)

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               made by us will be charged or credited against future payments to be made under the contract. We will charge interest on any overpayments and credit interest on any underpayments at an effective annual rate of 6%.

ASSIGNMENTS    We will not be considered to have notice of any assignment of an interest in this contract until we receive the original or copy of the written assignment at VPO. In no event will we be responsible for its validity.

STATEMENT OF   We will furnish you, at least annually, a statement of the
ACCOUNT        Contract Value of this contract in each of the Sub-accounts. We will also provide you with a statement of the investments held by each Sub-account of the Separate Account. After the Maturity
               Date, we will provide you with an Annual Statement of Account
               Activity.


               PART 3: THE OWNER

WHO IS THE     The Owner is the person named as Owner in the application. The
OWNER          Owner may be the Annuitant, an employer, a trust or any other individual or entity specified in the application for the Contract. However, under Contracts used with certain tax qualified plans, the Owner must be the Annuitant. A husband and wife may be designated as Joint Owners, and if such a Joint
               Owner dies, the other Joint Owner becomes the sole Owner of the Contract. If no Owner is named, the Annuitant will be the Owner.

WHAT ARE THE   You control this contract during the Annuitant's lifetime but not
RIGHTS OF THE  until the effective date. Unless you and we agree otherwise, you
OWNER          may exercise all rights provided under this contract without the consent of anyone else. Your rights include the right to:

               a. Receive any amounts payable under this contract during the Annuitant's lifetime.

               b.   Change the Owner.

               c. Change the premium payment amount and premium payment intervals. See Part 4.

               d.   Change the allocation schedule for premium payments. See
                    Part 4.

               e. Transfer Contract Values between and among the various Sub-accounts and the Guaranteed Interest Account. See
                    Part 5.

               f. Make withdrawals from the various Sub-accounts and the Guaranteed Interest Account or fully surrender the contract for its Surrender Value. See Part 5.

               g. Select a Payment Option for amounts payable upon a withdrawal or full surrender.

               h. Select an alternative Payment Option to commence on the Maturity Date. See Part 8.

               i.   Change the Owner's or Annuitant's Beneficiary.

               j. Assign, subject to the restrictions stated in Part 2, release, or surrender any interest in this contract. See Parts 2 and 5.

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               k.   Change the Contingent Annuitant any time prior to the death of the Primary Annuitant.

               You may exercise these rights only while the Annuitant is alive. Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Owners under this contract.

HOW TO CHANGE  To change the Owner you must submit a written request
THE OWNER      satisfactory to us.

DESIGNATION    Prior to the death of the Annuitant, you may designate or change
OF CONTINGENT  the Contingent Annuitant by notifying VPO in writing with the
ANNUITANT      name, date of birth, sex, Social Security Number and address of the new Contingent Annuitant.

               If you are an Owner/Annuitant and your spouse is designated as your beneficiary under this Contract, your surviving spouse will automatically be designated as the Contingent Annuitant.


               PART 4: PREMIUM PAYMENTS AND ALLOCATIONS TO SUB-ACCOUNTS

PREMIUM        The initial premium payment is due on the Contract Date. The
PAYMENT        Annuitant must be alive when the initial premium payment is
AMOUNTS        made. Thereafter, the premium payment amount and intervals are as shown on the Schedule Page unless later changed as described below. All premium payments are payable at VPO, except that the initial premium payment may be given to an authorized agent for forwarding to VPO. No benefit associated with any such premium payment will be provided until it is actually received by us at VPO.

               You may vary the amount and premium payment intervals for subsequent premium payments, and additional premium payments may be made within the following limits:

               a.   Each premium payment must at least equal $25.

               b. No more than $1,000,000 in total premium payments may be paid on this contract, unless we agree otherwise.

               c. The premium payment intervals may be unscheduled or changed to annual, semi-annual, quarterly, monthly, or any other arrangement agreed to by us.

               d. Additional premium payments may only be made while an Annuitant is living, prior to the Maturity Date.

               We reserve the right to waive the limits in a & b above.

PREMIUM        The premium payment will be applied on its Premium Payment Date
PAYMENT        to the various Sub-accounts and the Guaranteed Interest Account
ALLOCATION     shown on the Schedule Page in accordance with your instructions.

               You may change the allocation schedule with respect to subsequent or additional premium payments by written or telephone request.

ACCUMULATION   The number of Accumulation Units credited to each Sub-Account
UNITS          of the Separate Account will be determined by dividing the premium payment applied to that Sub-Account by the Accumulation
               Unit Value of that Sub-Account on the Premium Payment Date. The amount deposited to the Guaranteed Interest Account will equal the amount of any premium payment applied on the Premium Payment
               Date.

D602                                         5

ADDITIONAL     We have the right to add or delete Sub-accounts of the Separate
SUB-ACCOUNTS   Account subject to approval by the Securities and Exchange
               Commission and, where required, other federal or state regulatory authority. We reserve the right to limit the number of Sub-accounts you may elect to a total of 18 at any one time and/or over the life of the Contract unless required to be less to comply with changes in federal and/or state regulation, including tax, securities and insurance law. We further reserve the right to add or delete other Guaranteed Interest Accounts subject where, required, to the approval of the supervisory official of the state of delivery of the contract.

DEFERRED       Depending upon state law, a premium tax may be required based on
PREMIUM TAX    the laws of the state of issue or the state in which the Owner resides when a premium payment is applied. The premium tax rate for the initial premium payment will be shown on the Schedule
               Page. This rate may change for subsequent premium payments in accordance with state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date. At the time of reimbursement, we will deduct the tax proportionately from the Sub-accounts and Guaranteed Interest Account based on their proportionate Contract
               Value. On partial withdrawals, we will deduct a pro rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.


               PART 5: TRANSFERS, WITHDRAWALS, AND LAPSE

TRANSFERS      You may transfer all or a portion of the Contract Value of this
AMONG          contract among one or more of the Sub-accounts and the
SUB-ACCOUNTS   Guaranteed Interest Account. You can make up to six transfers per
AND THE        contract year from Sub-accounts of the Separate Account and only
GUARANTEED     one transfer per contract year from the Guaranteed Interest
INTEREST       Account unless the Systematic Transfer Program is elected. We
ACCOUNT        reserve the right to limit the number of transfers you may make.
               Under that program, funds may be transferred automatically among the Sub-accounts on a monthly, quarterly, semi-annual or annual basis. Unless we agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semi-annually or $300 annually. Except as otherwise provided under the Systematic Transfer Program, the amount that may be transferred from the Guaranteed Interest Account at any one-time cannot exceed the higher of $1000 or 25% of the value of the Guaranteed Interest Account.

               Transfers may be made by written request. The transfer charge if any, as of the Contract Date, is shown on the Schedule Page. Any such charge will be deducted from the Sub-accounts or Guaranteed Interest Account from which the amounts are to be transferred in the same proportion as the amounts to be transferred to each Sub-account or Guaranteed Interest Account bear to the total amount transferred. The value of each Sub-account will be determined on the Valuation Date that coincides with the date of transfer. Any Accumulation Units held under a Sub-account of the Separate Account or Adjusted Premiums held under the Guaranteed Interest Account as the result of any transfer shall retain its original Premium Payment Date.

WITHDRAWALS    You may withdraw in cash the Contract Value of this contract,
AND FULL       less any applicable deferred premium tax and contingent deferred
SURRENDER      sales charge, in whole or in part any time prior to the Maturity
               Date or at any time for amounts held under Variable Payment
               Annuity Options K or L. Such withdrawals must be by written request in a form satisfactory to us and must include such tax withholding information as we may reasonably require. The portion withdrawn from any Sub-account of the Separate Account will be taken by the surrender and release of such number of Accumulation
               Units in such Sub-account required to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn

D602                                         6
               from the Guaranteed Interest Account will be taken by the release of Adjusted Premiums in the amount needed to make the withdrawal including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. If as the result of a withdrawal, no Contract Value remains under this contract, the contract will be deemed fully surrendered and of no further value or effect. The Contract Value of each Sub-account will be determined on the Valuation Date that coincides with the date of the withdrawal.

               During the first Contract Year, up to 10% of the Contract Value, at the time of the first withdrawal, may be withdrawn free of any contingent deferred sales charge. After the first Contract Year, and before the Maturity Date, an amount up to 10% of the Contract Value as of the end of the prior contract year may be withdrawn free of any contingent deferred sales charge. Any amount withdrawn in excess of the 10% will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn:

               Age in Complete Years from Payment Date
                 of Unit or Adjusted Premium Released       Contingent Deferred
                     to Effectuate Withdrawal                  Sales Charge
                ---------------------------------------      -------------------
                              0                                      7%
                              1                                      6%
                              2                                      5%
                              3                                      4%
                              4                                      3%
                              5                                      2%
                              6                                      1%
                          7 and over                                 0%

               In no event, however, will the total of all contingent deferred sales charges applied under this contract exceed 9% of the total premium payments paid on this contract.

               You may elect to apply the amount withdrawn or surrendered to the various Payment Options described in Part 10.

LAPSE If on any Valuation Date the Contract Value of this contract becomes zero, the contract will immediately terminate and lapse without value unless any Contract Value has been applied under one of the Variable Payment Options. We will mail to you, at your most recent post office address on file with us at VPO, a written notice of lapse within 30 days after any such Valuation Date.

RULES AND      The Accumulation Units and Adjusted Premiums released for
LIMITATIONS    transfer or withdrawal will be determined on a First-In,
               First-Out (FIFO) basis based on Premium Payment Date. No withdrawals, or full surrender may be made after commencement of an annuity on the Maturity Date except for any Contract Value remaining under Options K or L. Also, you may not transfer any assets under Option M, unless we agree otherwise.

DEFERRAL OF    With the exception of transfers from the Guaranteed Interest
PAYMENT        Account, as described above under Transfers Among Sub-Accounts and withdrawals from such Sub-account as described below, transfers, withdrawals, or a request for a full surrender will usually be processed within 7 days after we receive the written request at VPO. However, we may postpone the processing of any such transactions for any of the following reasons (as provided under the Investment Company Act of 1940):

D602                                         7

               (a) when the New York Stock Exchange is closed, other than customary weekend and holiday closings; (b) when trading on the exchange is restricted by the Securities and Exchange Commission;
               (c) when the Securities and Exchange Commission declares that an emergency exists as a result of which disposal of securities in the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the Units in the Sub-accounts of the Separate Account; or (d) when a governmental body having jurisdiction over the VA Account by order permits such suspension.

               Rules and regulations of the Securities and Exchange Commission, if any, are applicable and will govern as to whether conditions described in (b) or (c) or (d) exist.

               For withdrawals from the Guaranteed Interest Account, we may defer payment for six months from the date the request is received by us at VPO. If payment is delayed more than 10 working days, we will add interest at an annual rate equal to that paid under settlement options G and H.


               PART 6: EXPENSE CHARGES

               Charges to cover expenses incurred by us in the distribution and administration of this contract are made in the manner described below.

PREMIUM TAX    The premium tax, if any, as of the Contract Date, is shown on the
               Schedule Page. This rate may change for subsequent premium payments in accordance with applicable state law. We will pay any premium tax due and will only reimburse ourselves upon the earlier of partial withdrawal, surrender of the Contract, payment of death proceeds or the Maturity Date. At the time of reimbursement, we will deduct the tax proportionately from the Sub-accounts and Guaranteed Interest Account based on their proportionate Contract Value. On partial withdrawals, we will deduct a pro rata amount of the tax based upon the ratio of the amount withdrawn to the Contract Value.

SURRENDER      A charge to cover expenses incurred in the sale and distribution
CHARGE         of this contract is taken in the form of a contingent deferred sales charge as described in Part 5 which is applied to any withdrawals or full surrender made within the seven-year period following the Premium Payment Date of the Accumulation Units or Adjusted Premiums released to make such withdrawal or surrender.

TRANSFER       A transfer charge as shown on the Schedule Page is imposed on
CHARGE         transfers.

ANNUAL         A portion of the administrative expense incurred by us is
ADMINISTRATIVE assessed in the form of an annual charge as shown on the Schedule
CHARGE         Page. We reserve the right to lower such charge. Such charge will be deducted at the end of each contract year from the total
               Contract Value with each Sub-account and Guaranteed Interest
               Account bearing a pro rata share of such expense based on the proportionate Contract Value of each of the Sub-accounts and Guaranteed Interest Account. By agreement with us, you may, instead, elect to pay this charge in cash.

               If you elect Payment Options I, J, K, M or N, the Annual Administrative Charge after the Maturity Date will be deducted from each annuity payment in proportionately equal amounts.

D602                                         8

MORTALITY AND  The mortality and expense risk fee is taken in the form of a
EXPENSE RISK   daily fee against each Sub-account of the Separate Account in
FEE            such amount as shown on the Schedule Page. We reserve the right to lower such fee.

DAILY          A portion of the administrative expense incurred by us is
ADMINISTRATIVE assessed in the form of a daily fee against each Sub-account of
FEE            the Separate Account as shown on the Schedule Page.


               PART 7: DETERMINING THE CONTRACT AND ACCUMULATION UNIT VALUES

CREDITING OF   When a premium payment is received by us, we will apply it on the
SUB-ACCOUNT    Premium Payment Date to credit Accumulation Units to one or more
UNITS AND      Sub-accounts of the Separate Account or to credit premiums to the
PREMIUMS       Guaranteed Interest Account in accordance with the most recent allocation schedule on file with us. The number of Accumulation
               Units credited to each Sub-account will be determined by dividing the premium payment, applied to that Sub-account by the then current Accumulation Unit Value of that Sub-account. The
               Accumulation Unit Value of each Sub-account on a Valuation Date is determined at the end of that day.

DETERMINATION  The value of a Sub-account of the Separate Account, at any time
OF THE         prior to the Maturity Date, is determined by multiplying the
CONTRACT       total number of Accumulation Units under this contract for that
VALUE          Sub-account by the current Accumulation Unit Value of that
               Sub-account. The Contract Value for amounts held under Variable
               Payment Annuity Option L is determined in the same manner. The value of the Guaranteed Interest Account equals the total value of the Adjusted Premiums. The total Contract Value under this contract equals the sum of the values of each of the Sub-accounts and the Adjusted Premiums.

THE VALUATION  The values and benefits of the Guaranteed Interest Account are
OF             not less than those required by the laws of the state in which it
SUB-ACCOUNTS   is delivered.
AND
GUARANTEED     The values of the assets in each Sub-account will be calculated
INTEREST       in accordance with applicable law and accepted procedures.
ACCOUNT


               PART 8: ANNUITY BENEFITS

               Unless you elect an alternative Payment Option as described in
               Part 10 on or before the Maturity Date, the Contract Value less any premium tax due on the Maturity Date will automatically be applied to provide you a variable monthly life annuity with 10-year period certain based on the Annuitant's age and sex under Payment Option I as described in Part 10. Any annuity payments falling due after the Annuitant's death during the period certain will be paid to the Annuitant's Beneficiary.

               If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, we shall have the right to pay such amount to you in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

D602                                         9

MATURITY DATE  The amount of the first monthly annuity payment for each $1,000
GUARANTEED     of Contract Value applied on the Maturity Date to purchase a
RATES          variable life annuity with 10-year period certain on the
               Annuitant's life under Payment Option I as described in Part 10, will be no less than the rates shown below. However, if our current rates in effect for this contract on the Maturity Date are more favorable, we will use them.

                 OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR
                             PERIOD CERTAIN

                      ------------------------------------------
                          AGE OF
                          PAYEE         MALE         FEMALE
                      ------------------------------------------
                            40         $4.15         $4.02
                            45          4.29          4.12
                            50          4.40          4.27
                            55          4.73          4.46
                            60          5.06          4.71
                            65          5.51          5.05
                            70          6.08          5.52
                            75          6.79          6.17
                            80          7.65          6.99
                            85          8.57          7.98
                      ------------------------------------------


               PART 9: DEATH BENEFITS

DEATH          For deaths occurring prior to the Maturity Date, the term death
PROCEEDS       proceeds is defined as follows:

               1. Upon the death of an Owner/Annuitant, (an individual who is both the Owner and the Annuitant under a contract), the death proceeds are equal to the same Death Benefit as described under number 2 below less any deferred premium tax.

               2. Upon the death of an Annuitant who is not the Owner, the death proceeds are equal to the Death Benefit as described below less any deferred premium tax.

               Prior to the Annuitant's Age 85, the Death Benefit is calculated as follows:

               a. Death occurring in the first seven Contract Years - The greater of:

                    i. the sum of all premium payments made under the Contract less any prior partial withdrawals (see "Withdrawals and Full Surrenders" in Part 5); or

                    ii. the Contract Value next determined following receipt of a certified copy of the death certificate at VPO.

               b. Death occurring during the Contract Years 8 through 14 (and each seven-year period thereafter) - the greater of:

                    i. the death benefit that would have been payable at the end of the immediately preceding seven-year period, plus the sum of premium payments less any partial withdrawals made since such date; or

D602                                         10

                    ii. the Contract Value next determined following receipt of a certified copy of the death certificate at VPO.

               After the Annuitant's age 85, the Death Benefit equals the Contract Value next determined following receipt of a certified copy of the death certificate at VPO.

               3. Upon the death of an Owner who is not the Annuitant, the death proceeds are equal to the cash Surrender Value of the Contract, (Contract Value less any applicable contingent deferred sales charges and any deferred premium tax).

               4. In the event of the election by the Owner's or Owner/Annuitant's beneficiary to defer payment of the death proceeds for a period of longer than one Contract Year, the death proceeds payable upon distribution shall be as calculated in accordance with the method defined under Death occurring in the first seven Contract Years as described above.

               The death proceeds due may be applied under any of the Payment Options described in Part 10 subject to the following limitations:

                    a. Options D, F and J are not available for death benefits;

                    b. Under Options A, E, G, H and K the period specified must be at least five years, but not beyond the life expectancy of such beneficiary.

DEATH BEFORE   l.   Death of an Owner/Annuitant (an individual who is both the
MATURITY DATE       Owner and the Annuitant under the contract):

                    If an Owner/Annuitant dies before the Maturity Date, upon receipt of due proof of death, the death proceeds will be paid to the Annuitant's Beneficiary except as follows:

                    0 If the Owner/Annuitant's Beneficiary (i.e., Owner's Beneficiary) is the surviving spouse, within 60 days of our receipt of due proof of death, the surviving spouse may elect to continue the Contract as new Owner/Annuitant as if no death had occurred.

               2.   Death of an Annuitant who is not the Owner:

                    If an Annuitant who is not the Owner dies before the Maturity Date, upon receipt of due proof of death, the death proceeds will be paid to the Annuitant's Beneficiary except as follows:

                    0 If there is a Contingent Annuitant, the Contract will continue with the Contingent Annuitant becoming the new Annuitant.

               We shall have the right to first require return of the contract to us so that we may amend it to reflect these changes.

               3.   Death of an Owner who is not the Annuitant:

                    If an Owner who is not the Annuitant dies before the Maturity Date, upon receipt of due proof of death, we will pay the Owner's Beneficiary the death proceeds, except in the following instances:

D602                                         11

                    a. If the Owner's surviving spouse is a Joint Owner, the Contract will continue with the surviving Joint Owner becoming the sole Owner.

                    b. If the Owner's Beneficiary is the surviving spouse, within 60 days of our receipt of due proof of death the surviving spouse may elect to continue the Contract as the new Owner as if no death had occurred.

DISTRIBUTION   If the Owner/Annuitant dies before the Maturity date and there is
AT DEATH       no Contingent Annuitant, then the Annuitant's Beneficiary must
REQUIREMENTS   elect within 60 days of our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Owner/Annuitant. If there is a Contingent Annuitant who is not the Owner/Annuitant's spouse, then the Owner/Annuitant's entire interest in this contract must be distributed within five years of the date of the Owner/Annuitant's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of such Owner's Beneficiary and the payments begin within one year after the Owner/Annuitant's death.

               If the Annuitant who is not the Owner dies before the Maturity Date and there is no Contingent Annuitant, then the Annuitant's Beneficiary must elect within 60 days of our receipt of due proof of death to receive the death proceeds in a lump sum or elect to apply the death proceeds due under a Payment Option, provided that the payments begin within one year of the date of death of the Annuitant.

               If the Owner who is not the Annuitant dies before the Maturity Date and the Owner's surviving spouse is not the Joint Owner or the Owner's Beneficiary, the Owner's entire interest in this Contract must be distributed within five years of the date of the Owner's death, provided that the Owner's Beneficiary may elect to apply the death proceeds to a Payment Option not extending beyond the life (or life expectancy) of the Owner's Beneficiary and the payments begin within one year after the Owner's death.

DEATH ON OR    If either the Owner/Annuitant, Annuitant, or Owner dies on or
AFTER THE      after the Maturity Date, any remaining income payments will be
MATURITY DATE  continued to the Annuitant's Beneficiary (or Owner's Beneficiary
               if there is no Annuitant's Beneficiary). Under Payment Option M, the sum of the number of remaining Annuity Units for each Sub-account multiplied by the current Annuity Unit Value for that Sub-account will be paid to the Annuitant's or Owner's
               Beneficiary in a lump sum, (see "Option M - Unit Refund Variable
               Life Annuity" in Part 10).

THE            Annuitant's Beneficiary:
BENEFICIARY
               The Annuitant's Beneficiary shall be as stated in the application for this Contract, unless later changed as provided under the terms of this contract. Any death benefit payable to the Annuitant's Beneficiary will be paid to the Owner or the Owner's estate if the Annuitant's Beneficiary is not living when such death benefit becomes payable.

D602                                         12

               The Owner's Beneficiary:
               ------------------------

               The Owner's Beneficiary shall be as stated in the application for this Contract, unless later changed as provided under this contract. Any death proceeds payable to the Owner's Beneficiary will be paid to the Owner's estate if the Owner's Beneficiary is not living when such death proceeds become payable.

               In the case of the death of an Owner/Annuitant where conflicting Owner and Annuitant's Beneficiaries have been named, any death proceeds payable will be paid to the Annuitant's Beneficiary.

               The naming of an Owner's or Annuitant's beneficiary by familial relationship (such as Mother, Father, etc.) shall be understood to be their relationship to the Owner or Annuitant making such designation.

WHAT ARE THE   1.   Receive the death proceeds payable under this contract; or
RIGHTS OF THE
BENEFICIARY    2.   Select a Payment Option for the death proceeds; or

               3. Transfer the amount of any deferred death proceeds between and among the various Sub-accounts. See Part 5.

HOW TO CHANGE  At any time prior to the death of the last of the Annuitants
THE            under this contract, you may change the Owner's Beneficiary
BENEFICIARY    or the Annuitant's Beneficiary. The change must be made by written notice signed by you and filed with us at VPO. When we receive it, the change will be effective as of the date it was signed by you. However, the change will be subject to any payment made or actions taken by us before we received the notice at VPO.


               PART 10: PAYMENT OPTIONS

               The election of a payment option must be in a written form satisfactory to us. We reserve the right to require that the election of a payment option be in the form of a supplementary contract distributed by us reflecting the terms of the payment option elected. We have the right to require proof of age and sex of any person on whose life payments depend, as well as proof of the continued survival of any such person. We further have the right to require that the amount applied on the settlement date to any payment option elected at least equal $2,000 and result in a monthly payment of at least $20. As regards the election of a payment option by the beneficiary of any death benefit payable under this contract, limited as described in Part 9, the term "Annuitant" as used below shall refer to such beneficiary.

CALCULATION OF The guaranteed annuity payment rates under the following options FIXED ANNUITY will be based on the Annuitant's age and sex, and will be no less
PAYMENTS       favorable than the following:

               Under Options A, B, D, E and F rates are based on the a-49 Annuity Table projected to 1985 with Projection Scale B. We use an interest rate of 3 3/8% for 5 and 10 year periods certain under Option A, for the 10 year period certain under Option F, and for Option E; an interest rate 3 1/4% for the 20 year period certain under Options A and F; an interest rate of 3 1/2% under Options B and D. Under Options G and H the guaranteed interest rate is 3%.

D602                                         13

               If our rates in effect on the Settlement Date are more favorable, we will use those rates.


CALCULATION    Under the following options, all payments after the first payment
OF VARIABLE    will vary with the investment experience of the Sub-accounts.
ANNUITY        Payments may be either higher or lower than the first payment.
PAYMENTS
               Under Options I, J, K, M and N, we determine the first payment by multiplying the amounts held under the selected option in each Sub-account of the Separate Account by the applicable option rate. The first payment equals the total of such amounts determined for each Sub-account. We determine future payments under these options by multiplying the number of Annuity Units in each Sub-account by the Annuity Unit Value for each Sub-account on the Payment Calculation Date. The payment will equal the sum of the amounts provided by each Sub-account.

               Under Option L, we determine the amount of the annual distribution by dividing the amount of Contract Value held under this option on December 31 of the previous year by the life expectancy of the Annuitant or the joint life expectancy of the Annuitant and Joint Annuitant at that time.

               Under Options I, J, M and N, the applicable option rate used to determine the first payment amount will not be less than the rate based on the 1983 Table A (1983 IAM) projected with Projection Scale G to the year 2040, and with continued projection thereafter, and on the Assumed Investment Rate. Under Option K, the rate will be based on the number of payments to be made during the specified period and the Assumed Investment Rate.

OPTION A- LIFE A fixed payout annuity payable monthly while the Annuitant is
ANNUITY WITH   living or, if later, the end of the specified period certain. The
SPECIFIED      period certain may be specified as 5, 10, or 20 years. The period
PERIOD CERTAIN certain must be elected at the time this option is elected.

OPTION B -     A fixed payout annuity payable monthly while the Annuitant is
NON-REFUND     living and ending with the last life payment due preceding the
LIFE ANNUITY   date of the Annuitant's death.

OPTION D -     A fixed payout annuity payable monthly while the Annuitant and
JOINT AND      the designated Joint Annuitant are living, and continuing
SURVIVORSHIP   thereafter during the lifetime of the survivor. The amount to be
LIFE ANNUITY   continued to the survivor is 100% of the joint annuity payment, as specified at the time this option is elected. The designated
               Joint Annuitant must be designated at the time this option is elected and must have an adjusted age of at least 40. The adjusted age is the person's age on his or her birthday nearest the Settlement Date.

OPTION E -     A fixed payout annuity payable monthly while the Annuitant is
INSTALLMENT    living or, if later, the date the annuity payments made under
REFUND LIFE    this option total an amount which refunds the entire amount
ANNUITY        applied under this option. If the Annuitant is not living when the final payment falls due, that payment will be limited to the amount which needs to be added to the payments already made to equal the entire amount applied under this option.

OPTION F -     A fixed payout annuity payable monthly while either the Annuitant
JOINT AND      or designated Joint Annuitant is living, or if later, the end of
SURVIVORSHIP   10 years. The designated Joint Annuitant must be designated at
LIFE ANNUITY   the time this option is elected and must have an adjusted age of
WITH 10-YEAR   at least 40 years. The adjusted age is the person's age on his
PERIOD CERTAIN or her birthday nearest the settlement date.

D602                                         14

OPTION G -     Equal income installments for a specified period of years are
PAYMENTS FOR   paid whether the payee lives or dies. The period certain
A SPECIFIED    specified must be in whole numbers of years from 5 to 30.
PERIOD

OPTION H -     Equal income installments of a specified amount are paid until
PAYMENTS OF A  the principal sum remaining under this option from the amount
SPECIFIED      applied is less than the amount of the installment. When that
AMOUNT         happens, the principal sum remaining will be paid as a final payment. The amount specified must provide for payments for a period of at least five years.

OPTION I - This option provides variable monthly payments that will continue VARIABLE LIFE during the lifetime of the Annuitant or for ten years, if longer.
ANNUITY WITH   If the beneficiary of any death benefits payable under this
10-YEAR PERIOD contract elects this payment option, the term "Annuitant" as used
CERTAIN        in the preceding paragraph shall refer to such beneficiary and the period certain will equal 10 years, or the life expectancy of such beneficiary, if shorter.

OPTION J -     This option provides variable monthly payments while the
JOINT          Annuitant and the designated Joint Annuitant are living. Payments
SURVIVORSHIP   will continue during the life of the survivor or until the end of
VARIABLE LIFE  10 years if later. You must designate the Joint Annuitant at the
ANNUITY WITH   time you elect this option. The designated Joint Annuitant must
10-YEAR PERIOD be at least age 40 on the birthday nearest the first Payment
CERTAIN        Calculation Date. This option is not available for the payment of any death benefit under the Contract.

OPTION K -     This option provides variable monthly payments through the
VARIABLE       release of a fixed number of Annuity Units over a specified
ANNUITY FOR    period of time. Payment continues whether the Annuitant lives or
SPECIFIED      dies. The specified period must be in whole numbers of years from
PERIOD         5 to 30. However, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary. This option also provides for unscheduled withdrawals. An unscheduled withdrawal will reduce the number of remaining annuity units.
               Thus, the specified period will be reduced to the period that the remaining annuity units can provide.

OPTION L -     This option provides a variable income which is payable over the
VARIABLE LIFE  Annuitant's annually recalculated life expectancy or the annually
EXPECTANCY     recalculated life expectancy of the Annuitant and Joint
ANNUITY        Annuitant. This option also provides for unscheduled withdrawals.
               An unscheduled withdrawal will reduce the Contract Value. This will thus affect the amount of future payments. Upon the death of the Annuitant (and Joint Annuitant, if there is a Joint
               Annuitant) the remaining Contract Value will be paid in a lump sum to the Annuitant's beneficiary.

OPTION M -     This option provides variable monthly payments as long as the
UNIT REFUND    Annuitant lives. In the event of the death of the Annuitant, the
VARIABLE LIFE  income will stop and the Annuitant's Beneficiary will receive in
ANNUITY        a lump sum the value of the remaining Annuity Units. This value is equal to the sum of the number of remaining Annuity Units for each Sub-account multiplied by the current Annuity Unit Value for that Sub-account. The number of remaining Annuity Units for each Sub-account of the Separate Account will be calculated as follows:

               (1) The net amount in the Sub-account applied under this option on the first Payment Calculation Date divided by the corresponding Annuity Unit Value on that date minus

D602                                         15

               (2) the sum of the Annuity Units released from the Sub-account to make the payments under this option.

OPTION N -     This option provides a variable monthly income for the lifetime
VARIABLE       of the Annuitant. No income is payable after the death of the
NON-REFUND     Annuitant.
LIFE ANNUITY

OTHER OPTIONS  We may offer other payment options or alternative versions of the options listed above.


               PART 11: TABLE OF PAYMENT OPTION AMOUNTS

               The tables that follow show the guaranteed minimum monthly payments for Options A-G, and the minimum initial payment for the Variable Payment Options I, J, K, M and N for each $1,000 applied. If our rates in effect at the Settlement Date are more favorable, we will use those rates. Subsequent monthly payments for the Variable Payment Options will vary and may be higher or lower than the first payment. Amounts for payment frequencies, periods or ages not shown will be furnished upon request.

               The term "age" as used in the tables refers to the adjusted age. The adjusted age is defined as follows: the age of the annuitant's birthday nearest the effective date of the payment option elected.

                OPTIONS A & E -- LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN;
                                     INSTALLMENT REFUND LIFE ANNUITY
           -------------------------------------------------------------------
            AGE OF  INSTALLMENT REFUND    10 YEARS CERTAIN   20 YEARS CERTAIN
                    ----------------------------------------------------------
            PAYEE     MALE     FEMALE      MALE    FEMALE     MALE   FEMALE
           -------------------------------------------------------------------
              40     $3.80      $3.64     $3.86     $3.60    $3.74    $3.54
              45      4.05       3.85      4.14      3.82     3.99     3.74
              50      4.36       4.12      4.50      4.10     4.28     3.99
              55      4.76       4.47      4.95      4.47     4.61     4.31
              60      5.28       4.93      5.54      4.96     4.97     4.67
              65      5.97       5.54      6.30      5.63     5.29     5.06
              70      6.91       6.39      7.24      6.50     5.43     5.31
              75      8.21       7.57      8.26      7.56     5.44     5.40
              80     10.04       9.26      9.12      8.60     5.46     5.46
              85     12.61      11.68      9.60      9.31     5.46     5.46
           -------------------------------------------------------------------


                        OPTION B -- NON-REFUND LIFE ANNUITY
                            ----------------------------
                              AGE OF
                              PAYEE     MALE    FEMALE
                            ----------------------------
                                40     $3.95    $3.75
                                45      4.24     3.98
                                50      4.62     4.28
                                55      5.12     4.68
                                60      5.79     5.24
                                65      6.75     6.04
                                70      8.15     7.22
                                75     10.26     9.03
                                80     13.54    11.88
                                85     18.72    16.54
                            ----------------------------


D602                                         16

                OPTION D -- JOINT AND SURVIVORSHIP LIFE ANNUITY
       ------------------------------------------------------------------------
        FEMALE                       MALE
         AGE       40      45      50      55      60      65      70      75
       ------------------------------------------------------------------------
          40     $3.49   $3.55   $3.59   $3.62   $3.64   $3.65   $3.66   $3.67
          45      3.58    3.67    3.74    3.80    3.83    3.86    3.88    3.89
          50      3.65    3.79    3.90    4.00    4.07    4.12    4.16    4.18
          55      3.72    3.89    4.06    4.22    4.35    4.44    4.51    4.56
          60      3.77    3.97    4.20    4.43    4.65    4.83    4.96    5.05
          65      3.80    4.04    4.31    4.62    4.94    5.25    5.51    5.71
          70      3.83    4.08    4.34    4.77    5.20    5.67    6.13    6.52
          75      3.85    4.12    4.46    4.88    5.40    6.04    6.75    7.46
       ------------------------------------------------------------------------


              OPTION F -- JOINT AND SURVIVORSHIP LIFE ANNUITY WITH
                          10-YEAR PERIOD CERTAIN
       ------------------------------------------------------------------------
        FEMALE                       MALE
         AGE       40      45      50      55      60      65      70      75
       ------------------------------------------------------------------------
          40     $3.49   $3.55   $3.59   $3.62   $3.64   $3.65   $3.66   $3.67
          45      3.58    3.67    3.74    3.80    3.83    3.86    3.88    3.89
          50      3.65    3.78    3.90    4.00    4.07    4.12    4.15    4.17
          55      3.72    3.89    4.06    4.22    4.34    4.44    4.50    4.54
          60      3.77    3.97    4.19    4.43    4.64    4.82    4.95    5.03
          65      3.80    4.03    4.31    4.61    4.93    5.23    5.45    5.65
          70      3.83    4.08    4.39    4.75    5.18    5.63    6.07    6.41
          75      3.85    4.11    4.45    4.86    5.36    5.96    6.62    7.21
       ------------------------------------------------------------------------


                  OPTION G -- PAYMENTS FOR A SPECIFIED PERIOD
                  -------------------------------------------
                    NUMBER OF      ANNUAL         MONTHLY
                      YEARS     INSTALLMENT     INSTALLMENT
                  -------------------------------------------
                        5         $211.99         $17.91
                        6          179.22          15.14
                        7          155.83          13.16
                        8          138.31          11.68
                        9          124.69          10.53
                       10          113.82           9.61
                       11          104.93           8.86
                       12           97.54           8.24
                       13           91.29           7.71
                       14           85.95           7.26
                       15           81.33           6.87
                       16           77.29           6.53
                       17           73.74           6.23
                       18           70.59           5.96
                       19           67.78           5.73
                       20           65.26           5.51
                       25           55.76           4.71
                       30           49.53           4.18
                  -------------------------------------------

D602                                         17

      OPTION I -- VARIABLE PAYMENT LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
                            ----------------------------
                              AGE OF
                              PAYEE     MALE    FEMALE
                            ----------------------------
                                40     $4.15    $4.02
                                45      4.29     4.12
                                50      4.40     4.27
                                55      4.73     4.46
                                60      5.06     4.71
                                65      5.51     5.05
                                70      6.08     5.52
                                75      6.79     6.17
                                80      7.65     6.99
                                85      8.57     7.98
                            ----------------------------


            OPTION J -- JOINT SURVIVOR VARIABLE PAYMENT LIFE ANNUITY WITH
                        10-YEAR PERIOD CERTAIN
       ------------------------------------------------------------------------
        FEMALE                       MALE
         AGE       40      45      50      55      60      65      70      75
       ------------------------------------------------------------------------
          40     $3.92   $3.94   $3.96   $3.98   $3.99   $4.00   $4.00   $4.01
          45      3.96    4.00    4.03    4.06    4.08    4.09    4.10    4.11
          50      4.00    4.05    4.10    4.15    4.18    4.21    4.23    4.24
          55      4.03    4.10    4.18    4.24    4.30    4.35    4.39    4.41
          60      4.06    4.15    4.25    4.34    4.43    4.52    4.58    4.63
          65      4.09    4.19    4.31    4.44    4.57    4.70    4.81    4.90
          70      4.11    4.22    4.36    4.53    4.70    4.89    5.07    5.22
          75      4.12    4.75    4.41    4.60    4.82    5.07    5.34    5.59
       ------------------------------------------------------------------------


           OPTION K -- VARIABLE PAYMENT ANNUITY FOR A SPECIFIED PERIOD
                  -------------------------------------------
                    NUMBER OF      ANNUAL         MONTHLY
                      YEARS     INSTALLMENT     INSTALLMENT
                  -------------------------------------------
                        5         $217.98         $18.53
                        6          185.53          15.77
                        7          162.39          13.81
                        8          145.08          12.34
                        9          131.65          11.19
                       10          120.94          10.28
                       11          112.20           9.54
                       12          104.94           8.92
                       13           98.83           8.40
                       14           93.61           7.96
                       15           89.10           7.58
                       16           85.18           7.24
                       17           81.74           6.95
                       18           78.70           6.69
                       19           75.99           6.46
                       20           73.57           6.25
                       25           64.53           5.49
                       30           58.75           5.00
                  -------------------------------------------

D602                                         18

           OPTION M -- VARIABLE PAYMENT LIFE ANNUITY WITH UNIT REFUND
                            ----------------------------
                              AGE OF
                              PAYEE     MALE    FEMALE
                            ----------------------------
                                40     $4.12    $4.01
                                45      4.25     4.11
                                50      4.42     4.24
                                55      4.64     4.41
                                60      4.92     4.64
                                65      5.28     4.94
                                70      5.74     5.33
                                75      6.32     5.86
                                80      7.07     6.55
                                85      8.01     7.43
                            ----------------------------


                    OPTION N -- VARIABLE PAYMENT LIFE ANNUITY
                            ----------------------------
                              AGE OF
                              PAYEE     MALE    FEMALE
                            ----------------------------
                                40     $4.15    $4.02
                                45      4.30     4.13
                                50      4.50     4.27
                                55      4.76     4.47
                                60      5.11     4.73
                                65      5.60     5.09
                                70      6.29     5.60
                                75      7.20     6.34
                                80      8.49     7.41
                                85     10.30     8.98
                            ----------------------------

D602                                         19

            FLEXIBLE PREMIUM VARIABLE ACCUMULATION DEFERRED ANNUITY.

ALL VALUES AND BENEFITS BASED ON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PART 7 FOR A DESCRIPTION OF HOW THE CONTRACT VALUES ARE DETERMINED, PART 9 FOR A DESCRIPTION OF HOW THE DEATH BENEFITS ARE DETERMINED, AND PART 10 FOR A DESCRIPTION OF HOW VARIABLE INCOME PAYMENTS ARE DETERMINED.

D602                                                          Non-Participating